Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-213158, 333-231525, 333-239257, 333-264934 and 333-276390 on Form S-8 of Forum Energy Technologies, Inc. of our report dated March 13, 2024, relating to the financial statements of Variperm Holdings Ltd. appearing in this Current Report on Form 8-K/A (Amendment No. 1) of Forum Energy Technologies, Inc. dated March 15, 2024.

/s/ Deloitte LLP
Chartered Professional Accountants

Calgary, Canada
March 15, 2024